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EXHIBIT 21

                     SUBSIDIARIES OF THE FINISH LINE, INC.

SUBSIDIARY               STATE OF INCORPORATION         PERCENTAGE OF OWNERSHIP
----------               ----------------------         -----------------------

Spike's Holding, Inc.          Delaware                           100%



                                  Exhibit 21